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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Transmeta Corporation for the registration of 4,000,000 shares of its common stock pertaining to the 2000 Employee Stock Purchase Plan of our report dated January 14, 2002 (except Note 14, as to which the date is March 25, 2002) with respect to the consolidated financial statements of Transmeta Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

San Jose, California
May 23, 2002